GLG INVESTMENT SERIES TRUST
POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENT, each of the undersigned Trustees of GLG Investment Series Trust, a Delaware statutory trust (the “Trust”), hereby constitutes and appoints ORLY LAX, JORDAN ALLEN and JOHN ROWSELL, and each of them acting singly, to be his or her true, sufficient and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign: (i) any Registration Statement on Form N-1A, Form N-14 or any other applicable registration form of the Trust and any and all amendments and exhibits thereto filed by the Trust under the Investment Company Act of 1940, as amended (the “1940 Act”) and/or under the Securities Act of 1933, as amended (the “1933 Act”), with respect to the offering of its shares of beneficial interest; (ii) any application or notice with the U.S. Securities and Exchange Commission (the “SEC”) relating to the Trust; and (iii) any and all other filings, documents and papers necessary to comply with the 1933 Act, of the Securities Exchange Act of 1934, as amended, the 1940 Act and all requirements of the SEC thereunder, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof. This power of attorney shall be revoked solely with respect to any of the persons named as attorneys-in-fact above at such time as that person no longer serves as an officer of the Trust.
     CAUTION TO THE PRINCIPAL: Your Power of Attorney is an important document. As the “principal,” you give the person whom you choose (your “agent”) authority to spend your money and sell or dispose of your property during your lifetime without telling you. You do not lose your authority to act even though you have given your agent similar authority. When your agent exercises this authority, he or she must act according to any instructions you have provided or, where there are no specific instructions, in your best interest. “Important Information for the Agent” at the end of this document describes your agent’s responsibilities. Your agent can act on your behalf only after signing the Power of Attorney before a notary public. You can request information from your agent at any time. If you are revoking a prior Power of Attorney by executing this Power of Attorney, you should provide written notice of the revocation to your prior agent(s) and to the financial institutions where your accounts are located. You can revoke or terminate your Power of Attorney at any time for any reason as long as you are of sound mind. If you are no longer of sound mind, a court can remove an agent for acting improperly. Your agent cannot make health care decisions for you. You may execute a “Health Care Proxy” to do this. The law governing Powers of Attorney is contained in the New York General Obligations Law, Article 5, Title 15. This law is available at a law library, or online through the New York State Senate or Assembly websites, www.senate.state.ny.us or www.assembly.state.ny.us. If there is anything about this document that you do not understand, you should ask a lawyer of your own choosing to explain it to you.
     IMPORTANT INFORMATION FOR THE AGENT: When you accept the authority granted under this Power of Attorney, a special legal relationship is created between you and the principal. This relationship imposes on you legal responsibilities that continue until you resign or the Power of Attorney is terminated or revoked. You must:

(1) act according to any instructions from the principal, or, where there are no instructions, in the principal’s best interest;
(2) avoid conflicts that would impair your ability to act in the principal’s best interest;
(3) keep the principal’s property separate and distinct from any assets you own or control, unless otherwise permitted by law;
(4) keep a record or all receipts, payments, and transactions conducted for the principal; and
(5) disclose your identity as an agent whenever you act for the principal by writing or printing the principal’s name and signing your own name as “agent” in either of the following manner: (Principal’s Name) by (Your Signature) as Agent, or (your signature) as Agent for (Principal’s Name).
     You may not use the principal’s assets to benefit yourself or give major gifts to yourself or anyone else unless the principal has specifically granted you that authority in this Power of Attorney or in a Statutory Major Gifts Rider attached to this Power of Attorney. If you have that authority, you must act according to any instructions of the principal or, where there are no such instructions, in the principal’s best interest. You may resign by giving written notice to the principal and to any co-agent, successor agent, if one has been named in this document, or the principal’s guardian if one has been appointed. If there is anything about this document or your responsibilities that you do not understand, you should seek legal advice.
Liability of agent:
The meaning of the authority given to you is defined in New York’s General Obligations Law, Article 5, Title 15. If it is found that you have violated the law or acted outside the authority granted to you in the Power of Attorney, you may be liable under the law for your violation.

     The undersigned hereby executes this Power of Attorney as of this 22nd day of June, 2011.

GLG INVESTMENT SERIES TRUST
By:	/s/ Gregory E. Barton
	Name:	Gregory E. Barton
	Title:	Trustee

New York	)
	)	ss.:
County of New York	)
On the 22nd day of June before me personally appeared Gregory E. Barton to me known to be the person described in and who executed the foregoing instrument and duly acknowledged to me that he executed the same.

/s/ Deborah R. Slater
Notary Public

     The undersigned hereby executes this Power of Attorney as of this 22nd day of June, 2011.

GLG INVESTMENT SERIES TRUST
By:	/s/ Aniello A. Bianco
	Name:	Aniello A. Bianco
	Title:	Trustee

New York	)
	)	ss.:
County of New York	)
On the 22nd day of June before me personally appeared Aniello A. Bianco to me known to be the person described in and who executed the foregoing instrument and duly acknowledged to me that he executed the same.

/s/ Elizabeth Teira
Notary Public

     The undersigned hereby executes this Power of Attorney as of this 28th day of June, 2011.

GLG INVESTMENT SERIES TRUST
By:	/s/ J. David Officer
	Name:	J. David Officer
	Title:	Trustee

Massachusetts	)
	)	ss.:
County of Barnstable	)
On the 28th day of June before me personally appeared J. David Officer to me known to be the person described in and who executed the foregoing instrument and duly acknowledged to me that he executed the same.

/s/ Kissi Johnson-Brown
Notary Public

     The undersigned hereby executes this Power of Attorney as of this 22nd day of June, 2011.

GLG INVESTMENT SERIES TRUST
By:	/s/ Orly Lax
	Name:	Orly Lax
	Title:	Attorney-in-fact and Agent

New York	)
	)	ss.:
County of New York	)
On the 22nd day of June before me personally appeared Orly Lax to me known to be the person described in and who executed the foregoing instrument and duly acknowledged to me that he executed the same.

/s/ Elizabeth Teira
Notary Public

     The undersigned hereby executes this Power of Attorney as of this 30th day of June, 2011.

GLG INVESTMENT SERIES TRUST
By:	/s/ Jordan Allen
	Name:	Jordan Allen
	Title:	Attorney-in-fact and Agent

New York	)
	)	ss.:
County of New York	)
On the 30th day of June before me personally appeared Jordan Allen to me known to be the person described in and who executed the foregoing instrument and duly acknowledged to me that he executed the same.

/s/ Solomon Edmund Kuckelman
Notary Public

     The undersigned hereby executes this Power of Attorney as of this 22nd day of June, 2011.

GLG INVESTMENT SERIES TRUST
By:	/s/ John Rowsell
	Name:	John Rowsell
	Title:	Attorney-in-fact and Agent

New York	)
	)	ss.:
County of New York	)
On the 22nd day of June before me personally appeared John Rowsell to me known to be the person described in and who executed the foregoing instrument and duly acknowledged to me that he executed the same.

/s/ Elizabeth Teira
Notary Public

     The undersigned hereby executes this Power of Attorney as of this 15th day of September, 2011.

GLG INVESTMENT SERIES TRUST
By:	/s/ Marvin Damsma
	Name:	Marvin Damsma
	Title:	Trustee

Arizona	)
) ss.:
Pima	)
On the 15 th day of September 2011 before me personally appeared Marvin Damsma to me known to be the person described in and who executed the foregoing instrument and duly acknowledged to me that he executed the same.

/s/ Jacqueline Gordon
Notary Public

The undersigned hereby executes this Power of Attorney as of this 11th day of September, 2011.

GLG INVESTMENT SERIES TRUST
By:	/s/ Dale Hanson
	Name:	Dale Hanson
	Title:	Trustee

New York	)
) ss.:
New York	)
On the 11th day of September 2011 before me personally appeared Dale Hanson to me known to be the person described in and who executed the foregoing instrument and duly acknowledged to me that he executed the same.

/s/ Kimberly Cunningham
Notary Public